EXHIBIT 3(ii).4

AMENDED AND RESTATED
BY-LAWS
OF
KOWABUNGA! INC.

ARTICLE I — OFFICES

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is: Incorp Services, Inc., 3675 Pecos-McLeod, Suite 1400, Las Vegas, Nevada 89121-3881. The corporation may have such offices, either within or without the State of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.

ARTICLE II — STOCKHOLDERS

1. ANNUAL MEETING.

The annual meeting of the stockholders shall be held on such date as is determined by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

2. SPECIAL MEETINGS.

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the directors, and shall be called by the president at the request of the holders of not less than ten percent of all the outstanding shares of the corporation entitled to vote at the meeting.

3. PLACE OF MEETING.

The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors.  A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

4. NOTICE OF MEETING.

Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon pre-paid.

5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, thirty days; provided, however, that for so long as any class of the corporation's capital stock is listed on an exchange or included for quotation on an interdealer quotation system, the directors of the corporation shall not authorize closing of the stock transfer books for any purpose. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6. VOTING LISTS.

The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation or transfer agent and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

7. QUORUM.

Unless otherwise provided by law, at any meeting of stockholders one-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

8. PROXIES.

At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

9. VOTING.

Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the certificate of incorporation or the laws of this State.

10.           ORDER OF BUSINESS.

The order of business at all meetings of the stockholders shall be as follows:

1.	Roll Call.

2.	Proof of notice of meeting or waiver of notice.

3.	Reading of minutes of preceding meeting.

4.	Reports of Officers.

5.	Reports of Committees.

6.	Election of Directors.

7.	Unfinished Business

8.	New Business.

11.           INFORMAL ACTION BY STOCKHOLDERS.

Unless otherwise provided by law, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the same percentage of all the stockholders entitled to vote with respect to the subject matter thereof as would be required to take such action at a meeting.

ARTICLE III - BOARD OF DIRECTORS

1. GENERAL POWERS.

The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this State.

2. NUMBER, TENURE AND QUALIFICATIONS.

The number of directors of the corporation shall be established by the board of directors, but shall not be less than one.  The directors shall be elected at the annual meeting of the stockholders.  Directors shall be divided into three classes, as equal in number as may be possible, and designated Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of directors.  Directors shall be elected for a full term of three years; provided, however, that commencing with the board of directors elected at the 2008 annual meeting, the terms of the Class I and Class II directors shall be shortened, to the 2009 and 2010 annual meetings, respectively. The terms of the Class III directors elected at 2008 annual meeting shall be for a full three year term, expiring at the 2011 annual meeting.  The term of office of each person elected as a director will continue until the designated annual meeting for the class of director or until a successor has been elected and qualified, or until the director’s earlier death, resignation or removal.  If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the stockholders.  Any reduction of the authorized number of directors may not remove any director prior to the expiration of that director’s term of office, unless, at the time of such decrease, there shall be vacancies on the Board that are being eliminated by such reduction.  With the consent of the serving director, the corporation may assign such serving director to any other Class of directors.

3. REGULAR MEETINGS.

A regular meeting of the directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4. SPECIAL MEETINGS.

Special meetings of the directors may be called by or at the request of the president or any director. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them. A director may attend any meeting by telephonic participation at the meeting.

5. NOTICE.

Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally, by electronic mail, by facsimile, or by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6. QUORUM.

At any meeting of the directors a majority shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7. MANNER OF ACTING.

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists.  Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

9. REMOVAL OF DIRECTORS.

Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

10. RESIGNATION.

A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11. COMPENSATION.

The board of directors shall have the authority to fix the compensation of directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

12. PRESUMPTION OF ASSENT.

A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

13. EXECUTIVE AND OTHER COMMITTEES.

The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of two or more directors. Each such committee shall serve at the pleasure of the board.

ARTICLE IV — OFFICERS

1. NUMBER

The officers of the corporation shall be a president and chief executive officer, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

2. ELECTION AND TERM OF OFFICE.

The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3. REMOVAL.

Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4. VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

5. PRESIDENT.

The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the president and such other duties as may be prescribed by the directors from time to time.

6. VICE-PRESIDENT.

In the absence of the president or in event of his death, inability or refusal to act, a vice-president may perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. A vice-president shall perform such other duties as from time to time may be assigned to him by the president or by the directors.

7. SECRETARY.

The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

8. TREASURER.

If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of the treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

9. SALARIES.

The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

1. CONTRACTS.

The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2. LOANS.

No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

3. CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

4. DEPOSITS.

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the directors may select.

ARTICLE VI -- CERTIFICATES FOR SHARES AND THEIR TRANSFER

1. CERTIFICATES.

The name and address of the stockholders, the number of shares and date of issue, shall be entered in the stock transfer books of the corporation. Shares of the capital stock of the corporation may be certificated or uncertificated, as provided under Nevada law. Any certificates for shares ("Certificates") shall be in such form, consistent with law and the Articles of Incorporation, as shall be approved by the board of directors. Any Certificates for each class, or series within a class, of shares, shall be numbered consecutively as issued or otherwise identified. Any Certificate  shall be signed (either manually or in facsimile) by (i) the president or a vice president and (ii) the secretary or an assistant secretary, or by any two or more officers who may be designated by the board or directors, and may have affixed thereto the corporate seal, which may be a facsimile, engraved or printed.

2. UNCERTIFICATED SHARES.

The board of directors may authorize the issuance of uncertificated or book-entry shares of some or all of the shares of any or all of its classes or series. The issuance of uncertificated or book-entry shares has no effect on existing certificates for shares until surrendered to the corporation, or on the respective rights and obligations of the stockholders. Within a reasonable time after the issuance or transfer of shares without certificates and a least annually thereafter, the corporation shall send the stockholder a written statement certifying the number of shares in the corporation owned by the stockholder.  Notwithstanding  the foregoing, upon the written  request of a holder of shares of the corporation delivered to the Secretary of the corporation or the corporation’s transfer agent, such holder is entitled to receive one or more certificates representing the shares of capital stock of the corporation held by such holder.

3. RECORD OF CERTIFICATES; TRANSFERS.

4. Transfers of certificated shares shall be assignable and transferable only on the books of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. An outstanding certificate for the number of shares involved shall be surrendered for cancellation, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, before a new certificate or uncertificated share is issued therefor. Transfers of uncertificated shares of capital stock shall be entered on the books of the corporation only by the holder thereof or by attorney upon presentment of proper evidence of succession, assignment or authority to transfer in accordance with customary procedures for transferring shares in uncertificated form. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.  The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this State.

5. LOST, STOLEN OR DESTROYED CERTIFICATES.

The corporation may issue a new certificate of stock or, if authorized by the board of directors or these by-laws, uncertificated shares in place of a certificate previously issued by it and alleged to have been lost, stolen or destroyed.  Any person claiming a Certificate to be lost, stolen or destroyed shall make affidavit or affirmation of that fact in such form as the corporation may require and, if the board, the president or the secretary shall so require, shall give the corporation and/or the transfer agents and registrars, if they shall so require, a bond of indemnity, in form and with one or more sureties satisfactory to the board, the president, the secretary and/or the transfer agents and registrars, in such amount as the board, the president or the secretary may direct and/or the transfer agents and registrars may require, whereupon a new Certificate or uncertificated shares may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed.  An uncertificated share may be issued in place of the lost, stolen or destroyed Certificate.

ARTICLE VII - FISCAL YEAR

The fiscal year of the corporation shall end on the last day of such month on each year as the directors may prescribe.

ARTICLE VIII - DIVIDENDS

The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE IX - SEAL

The directors may, in their discretion, provide a corporate seal which shall have inscribed thereon the name of the corporation, the state of incorporation, and the words, "Corporate Seal".

ARTICLE X - WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the certificate of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI - AMENDMENTS

These by-laws may be altered, amended or repealed and new by-laws may be adopted by action of the board of directors.

ARTICLE XII - INDEMNIFICATION

1. INDEMNIFICATION OF THIRD PARTY ACTIONS.

The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had not reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2. INDEMNIFICATION - CORPORATE ACTIONS.

The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court considers proper.

3. DETERMINATION.

To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 and 2 of this Article XII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) which he actually and reasonably incurred in connection therewith. Any other indemnification under Section 1 and 2 of this Article XII not ordered by a court shall be made by the corporation upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 hereof. Such determination shall be made either by (1) the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (2) by independent legal counsel in a written opinion, or (3) by the stockholders by a majority vote of a quorum of stockholders at any meeting duly called for such purpose.

4. GENERAL INDEMNIFICATION.

The indemnification and advancement of expenses provided by this Article may not be construed to be exclusive of any of the rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to an action in his official capacity and as to an action in another capacity while holding office.

5. ADVANCES.

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent that he shall repay the amount advanced if it is ultimately determined that he is not entitled to be indemnified by the corporation as authorized by this Article.

6. SCOPE OF INDEMNIFICATION.

The indemnification and advancement of expenses authorized by this Article shall apply to all present and future directors, officers, employees and agents of the corporation and shall continue as to such persons who cease to be directors, officers, employees, or agents of the corporation and shall inure to the benefit of the heirs, executors, and administrators of all such persons and shall be in addition to all other indemnification and advancement of expenses provided by law.

7. INSURANCE.

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status in any such capacity, whether or not the corporation would have the power to indemnify him against any such liability under the provision of this Article X11 or the laws of the State of Nevada, as the same may hereafter be amended or modified.